UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2013

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33749	26-0500600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-189057-01	94-2969738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 677-0900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2013, Retail Opportunity Investments Partnership, LP (the “Issuer”) completed a registered underwritten public offering of $250.0 million aggregate principal amount of 5.000% Senior Notes due 2023 (the “Notes”), fully and unconditionally guaranteed by Retail Opportunity Investments Corp. (the “Company”). The Notes were sold pursuant to the Company’s and the Issuer's effective shelf registration statement on Form S-3ASR (File Nos. 333-189057 / 333-189057-01) filed on June 3, 2013 and the related prospectus dated June 3, 2013, as supplemented by the prospectus supplement dated December 4, 2013. The Notes are governed by the Indenture, dated as of December 9, 2013 (the “Base Indenture”) between the Company, the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of December 9, 2013, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes pay interest semi-annually on June 15 and December 15, commencing on June 15, 2014, at a rate of 5.000% per annum, and mature on December 15, 2023, unless redeemed earlier by the Issuer. The Notes are the Issuer’s senior unsecured obligations that rank equally in right of payment with the Issuer’s other unsecured indebtedness, and effectively junior to (i) all of the indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the Issuer’s subsidiaries, and (ii) all of the Issuer’s indebtedness that is secured by the Issuer’s assets, to the extent of the value of the collateral securing such indebtedness outstanding. The Company will fully and unconditionally guarantee the Issuer's obligations under the Notes on a senior unsecured basis, including the due and punctual payment of principal of, and premium, if any, and interest on, the notes, whether at stated maturity, upon acceleration, notice of redemption or otherwise. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other senior unsecured indebtedness of the Company. The Company’s guarantee of the Notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including the Issuer and any entity the Company accounts for under the equity method of accounting).

Item 8.01 Other Events

In connection with the issuance and sale of the Notes, the Issuer and the Company entered into an Underwriting Agreement, dated December 4, 2013, among the Issuer, the Company, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A thereto (collectively, the “Underwriters”).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 4, 2013, among Retail Opportunity Investments Partnership, LP, Retail Opportunity Investments Corp., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A thereto.

4.1	Indenture, dated as of December 9, 2013 between Retail Opportunity Investments Partnership, LP, Retail Opportunity Investments Corp. and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated as of December 9, 2013 between Retail Opportunity Investments Partnership, LP, Retail Opportunity Investments Corp. and Wells Fargo

Bank, National Association.

5.1	Opinion of Clifford Chance US LLP

12.1	Statement of Computation of Ratio of Fixed Charges and Preferred Dividends to Earnings

23.1	Opinion of Clifford Chance US LLP (contained in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Dated: December 9, 2013	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

By: RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 4, 2013, among Retail Opportunity Investments Partnership, LP, Retail Opportunity Investments Corp., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A thereto.

4.1	Indenture, dated as of December 9, 2013 between Retail Opportunity Investments Partnership, LP, Retail Opportunity Investments Corp. and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated as of December 9, 2013 between Retail Opportunity Investments Partnership, LP, Retail Opportunity Investments Corp. and Wells Fargo Bank, National Association.

5.1	Opinion of Clifford Chance US LLP

12.1	Statement of Computation of Ratio of Fixed Charges and Preferred Dividends to Earnings

23.1	Opinion of Clifford Chance US LLP (contained in Exhibit 5.1 hereto)